EXHIBIT 10.5.11

Execution Version
TENTH AMENDMENT TO CREDIT AGREEMENT

THIS TENTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated to be effective as of November 1, 2013 (the "Effective Date"), by and among TWINLAB CORPORATION, a Delaware corporation ("Borrower"), IDEA SPHERE INC., a Michigan corporation ("Parent"), and FIFTH THIRD BANK, an Ohio banking corporation and successor by merger to Fifth Third Bank, a Michigan banking corporation ("Lender"), is as follows:

Preliminary Statements

A.           Borrower, Parent and Lender are parties to a Credit Agreement dated as of January 7, 2008, as amended by the First Amendment to Credit Agreement and Amendment to Loan Documents dated as of December 2, 2008, the Second Amendment to Credit Agreement dated to be effective as of January 2, 2009, the Third Amendment to Credit Agreement dated to be effective as of May 8, 2009, the Forbearance and Reaffirmation Agreement and Amendment to Loan Documents dated to be effective as of September 8, 2009, the First Amendment to Forbearance and Reaffirmation Agreement and Amendment to Loan Documents dated to be effective as of November 8, 2009, the Fourth Amendment to Credit Agreement dated to be effective as of March 8, 2010, the Fifth Amendment to Credit Agreement dated to be effective as of December 31, 2010, the Sixth Amendment to Credit Agreement dated to be effective as of June 8, 2011, the Seventh Amendment to Credit Agreement dated to be effective as of September 8, 2011, the Eighth Amendment to Credit Agreement dated to be effective as of December 23, 2011, and the Ninth Amendment to Credit Agreement dated to be effective as of September 30, 2012 (such Credit Agreement, as heretofore amended, being the "Credit Agreement").  Capitalized terms which are used, but not defined, in this Amendment will have the meanings given to them in the Credit Agreement.

B.           The Loan Parties have requested that Lender make certain amendments to the Credit Agreement, all as more specifically set forth herein.  Lender is willing to consent to such requests and to amend the Credit Agreement to reflect such modifications, all on the terms, and subject to the conditions, of this Amendment.

Statement of Agreement

In consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, Lender, Parent and Borrower hereby agree as follows:

1. Amendment.

1.1. Section 1.1 of the Credit Agreement is hereby amended by the addition of the following new definitions, in their proper alphabetical orders, to provide in their respective entireties as follows:

“Applicable Advance Rate Percentage” means (a) as of the Tenth Amendment Effective Date, 78%, (b) if, as of any applicable Dilution Determination Date occurring after the Tenth Amendment Effective Date, the Dilution Percentage is less than 5.0%, 85% and (c) if, as of any applicable Dilution Determination Date occurring after the Tenth Amendment Effective Date, the Dilution Percentage is greater than 5.0%, 80%.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time and any successor statute.

“Dilution Determination Date” means the date of determination by Lender of the applicable Dilution Percentage based on field examinations conducted by or on behalf of Lender.

“Excluded Swap Obligations” means, with respect to any Guarantor and solely in its capacity as a Guarantor and not as a direct obligor thereof, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation; provided that if a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Guarantor” means each of the Individual Guarantors and each of the Non-Borrower Loan Parties.

“Guaranty” means the Loan Party Guaranty and each of the Individual Guaranties.

“Swap Obligation” means any obligation of any Person to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

 “Tenth Amendment” means the Tenth Amendment to Credit Agreement dated to be effective as of the Tenth Amendment Effective Date, among Borrower, Parent, and Lender.

“Tenth Amendment Effective Date” means November 1, 2013.

1.2. The following definitions in Section 1.1 of the Credit Agreement are hereby amended in their entireties by substituting the following in their respective places:

“Borrowing Base” means, as of the relevant date of determination, the sum of:

(a)           the Applicable Advance Rate Percentage (subject to Section 2.1(e)) of the then net amount of Eligible Accounts (i.e., less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed);

plus           (b)           the lesser of: (i) $12,000,000 (subject to Section 2.1(e)); and (ii) the sum of: (A) 30% (subject to Section 2.1(e)) of the then net amount of Raw Materials which are Eligible Inventory, (B) 55% (subject to Section 2.1(e)) of the then net amount of Finished Goods which are Eligible Inventory, and (C) 50% (subject to Section 2.1(e)) of the then net amount of Semi-Finished Goods which are Eligible Inventory; and

less           (c)           all then Borrowing Base Reserves.

“Obligations” means, collectively, (i) the Loans, the Letter of Credit Obligations, the Rate Management Obligations, and all other loans, advances, debts, liabilities, obligations, indemnities, covenants and duties of Loan Parties (individually and collectively) owed to Lender (or any other Affiliate of Fifth Third Bancorp) of any kind, present or future, under, or arising out of, this Agreement, the Notes and the other Loan Documents and whether for the payment of money, whether arising out of overdrafts on checking, deposit or other accounts or electronic funds transfers (whether through automatic clearing houses, wire transfers or otherwise) or out of Lender’s non-receipt of, or inability to collect, funds or otherwise not being made whole in connection with depository transfer checks or other similar arrangements and whether direct or indirect (including acquired by assignment), related or unrelated, absolute or contingent, due or to become due, now existing or hereafter arising and however acquired, and including all interest, charges, expenses, fees and any other sums chargeable to one or more Loan Party (individually and collectively) in connection with any of the foregoing, including all reasonable attorneys’ fees and (ii) all indebtedness, liabilities, obligations, indemnities, covenants and duties of Loan Parties (individually and collectively) owed to Lender (or any other Affiliate of Fifth Third Bancorp) of any kind, present or future, under or arising out of, any or all of: (a) all treasury and cash management agreements and services, (b) all obligations with respect to any credit, debit or other cards issued (or processed) by Lender (or any Affiliate of Lender), and (c) all equipment leases; provided, however, that, with respect to any Guarantor, the “Obligations” shall not include Excluded Swap Obligations in respect of such Guarantor.    For the avoidance of any doubt, the Fifth Third Shareholder Loans shall not be deemed to be part of the Obligations.

1.3. Section 2.1(e)(i) of the Credit Agreement is hereby amended in its entirety by substituting the following in its respective place:

(e)(i)           Borrower acknowledges that Lender, from time to time, may do any one or more of the following in its discretion exercised in good faith: (A) decrease the dollar limits on outstanding advances against the Borrowing Base or applicable to the Eligible Inventory advance sublimits or (B) decrease the Eligible Inventory and the Eligible Accounts advance rates if one or more of the following events occur or conditions exist: (1) an Event of Default has occurred and is continuing; (2) with regard to the Eligible Accounts advance rate, (I) the dilution percentage (“Dilution Percentage”) with respect to Borrower’s Eligible Accounts (i.e., reductions in the amount of Accounts because of returns, discounts, price adjustments, credit memoranda, credits, allowances and other offsets, and any other Contras (to the extent that Borrower’s customer and Borrower do not exchange payments to settle the Contra)) increases above 10%, and if such Dilution Percentage, as of any Dilution Determination Date, increases above 10%, the advance rate against Eligible Accounts will reduce (effective with the next delivery of the Borrowing Base Certificate to Lender) 1% for each 1% (or fraction thereof) increase in the Dilution Percentage above 10%, (II) the percentage of accounts receivable which are 90 days or more past the date of the original invoices applicable thereto increases, in comparison to the percentage of accounts receivable which are within 90 days from the date of the original invoices applicable thereto, by an amount which Lender, in good faith, determines is material, or (III) any material adverse change occurs, determined by Lender in good faith, from the Closing Date in respect of the credit rating or credit quality of Borrower’s account debtors taken as a whole; or (3) with respect to the Eligible Inventory advance rate, there occurs a material change, as determined by Lender in its discretion, in the type, quantity, or quality of Borrower’s Eligible Inventory, taken as a whole, as compared to the type, quantity, or quality of Borrower’s Eligible Inventory on the Closing Date, including, without limitation, a material change, as determined by Lender in its discretion, in the Net Orderly Liquidation Value of Borrower’s Inventory established by the most recent appraisal received.

2. Conditions Precedent.  On or prior to the time and date that Lender executes this Amendment, and as a condition to the effectiveness of this Amendment, each of the following conditions precedent shall have been satisfied in the sole judgment of Lender:

2.1. Other Documents.  With the signing of this Amendment, and as a condition of this Amendment, Borrower will deliver to Lender, in each case in form and substance acceptable to Lender in its sole discretion and, as applicable, duly executed by all parties thereto (other than Lender, as applicable): (a) evidence that the Reaffirmation of Guaranty and Security (as referenced in Section 3.2) and the transactions contemplated thereby were duly authorized by the Board of Directors or Members, as applicable, of each Loan Party; (b) a fee letter; and (c) all other documents, instruments and agreements, in form and substance satisfactory to Lender in its sole discretion, deemed necessary or desirable by Lender to effect the amendments to Borrower's credit facilities with Lender contemplated by this Amendment.

2.2. Reaffirmation and Amendment of Guaranty and Security; Reaffirmation and Amendment of Individual Guaranties; Reaffirmation of Capital Contribution Agreement.  As a condition of this Amendment, Borrower and Parent shall cause (a) each of the Loan Parties (other than Borrower) to execute the Reaffirmation and Amendment of Guaranty and Security below, (b) each of the Individual Guarantors (other than Mark A. Fox, as a result of his death) to execute the Reaffirmation and Amendment of Individual Guaranties below, and (c) each of the Contributors to execute the Reaffirmation of Capital Contribution Agreement below.

2.3. Reaffirmation of Subordination.  As a condition of this Amendment, Borrower and Parent shall cause each of the Owner/Affiliate Subordinated Creditors (other than Mark A. Fox as a result of his death) to execute the Reaffirmation of Subordination below.

2.4. Reaffirmation of Acknowledgment to Intercreditor Agreement.  As a condition of this Amendment, Borrower and Parent shall cause each of the applicable parties party thereto to execute the Reaffirmation of Acknowledgment to Intercreditor Agreement below.

3. Reaffirmation of Security.  Borrower, Parent and Lender hereby expressly intend that this Amendment shall not in any manner (a) constitute the refinancing, refunding, payment or extinguishment of the Obligations evidenced by the existing Loan Documents; (b) be deemed to evidence a novation of the outstanding balance of the Obligations; or (c) affect, replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on the Loan Collateral granted pursuant to any Security Document evidencing, governing or creating a Lien on the Loan Collateral.  Each of Borrower and Parent ratifies and reaffirms any and all grants of Liens to Lender on the Loan Collateral as security for the Obligations, and each of Borrower and Parent acknowledges and confirms that the grants of the Liens to Lender on the Loan Collateral: (i) represent continuing Liens on all of the Loan Collateral, (ii) secure all of the Obligations, and (iii) represent valid, first and best Liens on all of the Loan Collateral except to the extent of any Permitted Liens.

4. Representations.  To induce Lender to accept this Amendment, each of Borrower  and Parent hereby represents and warrants to Lender as follows:

4.1. Each of Borrower and Parent has full power and authority to enter into, and to perform its obligations under this Amendment, and the execution and delivery of, and the performance of its obligations under and arising out of this Amendment has been duly authorized by all necessary corporate action.

4.2. This Amendment constitutes the legal, valid and binding obligations of Borrower and Parent, as applicable, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

4.3. The Loan Parties’ representations and warranties contained in this Amendment are complete and correct as of the date of this Amendment with the same effect as though such representations and warranties had been made again on and as of the date of this Amendment, except to the extent any such representation or warranty is stated to relate solely to an earlier date (and except that such representations and warranties shall not be further qualified by materiality where, by their respective terms, they are already qualified by reference to materiality, including a Material Adverse Effect), subject to those changes as are not prohibited by, or do not constitute Events of Default under, the Credit Agreement.

4.4. After giving effect to the Amendment, no Event of Default has occurred and is continuing under the Credit Agreement.

5. Costs and Expenses.  As a condition of this Amendment, (a) Borrower will pay to Lender an amendment fee of $2,500, payable in full on the Effective Date; such fee, when paid, will be fully earned and non-refundable under all circumstances, and (b) Borrower will pay and reimburse Lender, promptly upon Lender's request, for the costs and expenses incurred by Lender in connection with this Amendment and the transactions contemplated hereby, including, without limitation, reasonable attorneys' fees.

6. Entire Agreement.  This Amendment, together with the other Loan Documents, sets forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment.

7. Release.  Each of Borrower and Parent, on such Loan Party's behalf and, as applicable, on behalf of such Loan Party's officers, directors, members, managers, shareholders, administrators, heirs, legal representatives, beneficiaries, affiliates, subsidiaries, successors and assigns, hereby represents and warrants that such Loan Party has no claims, counterclaims, setoffs, actions or causes of action, damages or liabilities of any kind or nature whatsoever, whether in law or in equity, in contract or in tort, whether now accrued or hereafter maturing (collectively, "Claims") against Lender, its direct or indirect parent corporation or any direct or indirect affiliates of such parent corporation, or any of the foregoing's respective directors, officers, employees, attorneys and legal representatives, or the heirs, administrators, successors or assigns of any of them (collectively, "Lender Parties") that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event.  Each of Borrower and Parent, on such Loan Party's behalf and, as applicable, on behalf of such Loan Party's officers, directors, members, managers, shareholders, administrators, heirs, legal representatives, beneficiaries, affiliates, subsidiaries, successors and assigns, voluntarily releases and forever discharges and indemnifies and holds harmless all Lender Parties from any and all Claims and other third-party claims that may be asserted against the Lender Parties, whether known or unknown, that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event.  "Prior Related Event" means any transaction, event, circumstance, action, failure to act, occurrence of any type or sort, whether known or unknown, which occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of (a) any of the terms of this Amendment or any other Loan Document, (b) any actions, transactions, matters or circumstances related hereto or thereto, (c) the conduct of the relationship between any Lender Party and any Loan Party or other Person, or (d) any other actions or inactions by any Lender Party, all on or prior to the Effective Date.

8. Default.  Any default by Borrower or Parent in the performance of any of such Loan Party's obligations under this Amendment shall constitute an immediate Event of Default under the Credit Agreement.

9. Continuing Effect of Credit Agreement; Reaffirmation of Loan Documents.  Except as expressly amended hereby, all of the provisions of the Credit Agreement are ratified and confirmed and remain in full force and effect. The existing Loan Documents, except as amended by this Amendment or amended, or amended and restated, in connection herewith, as applicable, shall remain in full force and effect, and each of them, as applicable, is hereby ratified and confirmed by Borrower, Parent, and Lender.

10. One Agreement; References; Fax Signature.  The Credit Agreement, as amended by this Amendment, will be construed as one agreement.  All references in any of the Loan Documents to the Credit Agreement will be deemed to be references to the Credit Agreement as amended by this Amendment.  This Amendment may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof or thereof, and, if so signed: (a) may be relied on by each party as if the document were a manually signed original and (b) will be binding on each party for all purposes.

11. Captions. The headings to the Sections of this Amendment have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

12. Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

13. Governing Law; Severability.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Ohio (without regard to Ohio conflicts of law principles). If any term of this Amendment is found invalid under Ohio law or laws of mandatory application by a court of competent jurisdiction, the invalid term will be considered excluded from this Amendment and will not invalidate the remaining terms of this Amendment.

14. Joint Obligations.  The obligations of Borrower and Parent under this Amendment and, as applicable, the other Loan Documents are joint, several and primary.  No Loan Party will be or be deemed to be an accommodation party with respect to any of the Loan Documents.

15. WAIVER OF JURY TRIAL. BORROWER, PARENT, AND LENDER EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AMENDMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16. Acknowledgments Regarding Mark A. Fox, etc. Borrower, Parent and Lender hereby acknowledge and agree that: (i) John Paul DeJoria is no longer (a) an “Individual Guarantor”, (b) an “Owner/Affiliate Subordinated Creditor”, (c) a “Contributor” (as that term is defined in the Capital Contribution Agreement), or (d) a “LaSalle Shareholder Obligor” (as that term is defined in the Lasalle Intercreditor Agreement); (ii) (a) neither, as a result of his death, Mark A. Fox nor, as a result of no longer being an Individual Guarantor, John Paul DeJoria is executing the Reaffirmation and Amendment of Individual Guaranties required to be executed by the Individual Guarantors pursuant to this Amendment; (b) neither, as a result of his death, Mark A. Fox nor John Paul DeJoria is executing the Reaffirmation of Capital Contribution Agreement required to be executed by the Contributors pursuant to this Amendment; (c) neither, as a result of his death, Mark A. Fox nor John Paul DeJoria is executing the Reaffirmation of Subordination required to be executed by the Owner Affiliate/Subordinated Creditors pursuant to this Amendment; (d) none of Anthony Robbins, Peter Lusk, Mark A. Fox (as a result of his death), or John Paul DeJoria is executing the Reaffirmation of Acknowledgment to Intercreditor Agreement required to the executed by the parties thereto pursuant to this Amendment; (iii) none of Borrower, Parent, or any other Person is released from his or its obligations under any Loan Document by reason of any of the foregoing; and (iv) nothing herein is intended, or shall be construed, to release any of Anthony Robbins, the estate of Mark Fox or Peter Lusk from his respective obligations under any of such Loan Documents, as applicable.

17. Excluded Swap Obligations.  Notwithstanding anything to the contrary contained in the Credit Agreement or any other Loan Document, in no event shall the proceeds of any Loan Collateral provided by a Guarantor be applied by Lender to any Excluded Swap Obligations in respect of such Guarantor.

[Signature Page Follows]

           IN WITNESS WHEREOF, Borrower, Parent and Lender have executed this Amendment by their duly authorized officers to be effective as of the Effective Date.

TWINLAB CORPORATION
IDEA SPHERE INC.

By:   /S Thomas A. Tolworthy
Thomas A. Tolworthy, President and CEO

FIFTH THIRD BANK

By:   /S/ Andrew P. Hanson
Andrew P. Hanson, Vice President

SIGNATURE PAGE TO
TENTH AMENDMENT TO CREDIT AGREEMENT
 (Twinlab Corporation, et al.)